SEPTEMBER 28, 1999                            NY
                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                      DATED
                                SEPTEMBER 1, 1999


                  (SUPPLEMENT OFFERING BCTC IV SERIES 37 AND
                 IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

Series 37's Purpose--

o to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low- and moderate-income housing.

Terms of Offering--

o Series 37 is offering at least 250,000 ($2.5 million) and up to 3,500,000 ($35 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 37;

o the price of the certificates is $10 each with a minimum investment of $5,000;

o  this offering will end no later than January 28, 2000; and

o your money will be held in escrow until at least 250,000 certificates are sold.

Series 37's Investors Will Receive--

o  federal housing tax credits;

o  tax losses that can offset passive income from any other investments; and

o  profits, if any, from the sale of the apartment complexes.

           Prior Performance of Boston Associates and Its Affiliates



Boston Capital Tax Credit Fund IV L.P. (the "Fund") has issued other series in other offerings--Series 20 to Series 36. The Fund has issued a total of 54,805,022 certificates, raised $547,748,500 and admitted 30,733 investors within Series 20 through 36. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 33.



                Investment Objectives and Acquisition Policies


Series 37's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.


The attainment of Series 37's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments, and future economic conditions in the United States. Accordingly, there can be no assurance that Series 37 will meet its investment objectives.



                             Anticipated Investments


Series 37 expects to invest in the ten operating partnerships described below. Each operating partnership will use a significant part of the funds invested by Series 37 to pay fees to the operating general partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.


While Boston Associates believes that Series 37 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the operating partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 37 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 37. If Series 37 raises the entire $35 million, the anticipated acquisition of the operating partnership interests, described below, will represent approximately 75% of the total money which Series 37 currently expects to spend.

Management's Discussion and Analysis of Financial Condition and Results of Operations


Because Series 37 is currently in the offering phase, it has no material assets or any operating history. Series 37 expects to acquire interests in the following 10 operating partnerships, which will develop, own and operate apartment complexes, 9 of which are to be newly constructed and 1 of which is to be rehabilitated:



Partnership                                  Operating General Partner(s)
-----------                                  ----------------------------
1.  Baldwin Villas L.P.                      Michael H. Jacobson
    (the "Baldwin Villas Partnership")       Terry L. Bailey
    New Construction

2.  Columbia Woods L.P.                      Noel Khalil
    (the "Columbia Woods Partnership")
    New Construction

3.  Grottoes L.P.                            David Koogler
    (the "Grottoes Partnership")
    New Construction

4.  Hillside Club II L.P.                    Michael H. Jacobson
    (the "Hillside Partnership")             Terry L. Bailey
    New Construction

5.  Pyramid V L.P.                           Phillips Development Corporation
    (the "Pyramid Place Partnership")
    New Construction

6.  Striplin L.P.                            Sam Nicholson
    (the "Striplin Partnership")             Nancy Nicholson
    New Construction

7.  Highway 18 L.P.                          J.H. Thames, Jr.
    (the "Summer Park Partnership")          Rodney R. Triplett
    New Construction

8.  Vickers Parke L.P.                       Harbinger Development
    (the "Vickers Parke Partnership")
    Property Rehabilitation

9.  Washington Heights L.P.                  Senior Suites Corporation
    (the "Washington Heights Partnership")
    New Construction

10. Wyndham Place L.P.                       Farnam Group
    (the "Wyndham Place Partnership")
    New Construction

None of the operating general partners or the management companies is affiliated with Boston Associates.


Permanent Mortgage Loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each operating partnership.


The priority return base for Series 37 is $1.05 per certificate (10.5%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 37 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                             Basic       Government
   Partnership      Location      Number     Monthly     Assistance
   Name             of Property   of Units   Rents (1)   Anticipated
------------------- ------------- ---------- ----------- -------------------
1. Baldwin Villas   Pontiac,          65     $860 3BR    Tax Exempt
   Partnership      Michigan                 $957 4BR    Bond Financing
                                                         Program
                                                         (3)

2. Columbia Woods   Newnan,          120     $450-       Federal Housing
   Partnership      Georgia                  $475 1BR    Tax Credits
                                             $535-
                                             $575 2BR
                                             $615-
                                             $675 3BR

3. Grottoes         Grottoes,         32     $400 1BR    Flexible Funds
   Partnership      Virginia                 $430 2BR    Program
                                                         (5)


                    Permanent        Mortgage   Annual                  Annual
   Partnership      Mortgage         Interest   Reserve   Management    Management
   Name             Loan (2)         Rate       Amount    Agent         Fee
------------------- ---------------- ---------- --------- ------------- --------------
1. Baldwin Villas   Michigan         6.5%       $13,000   Housing       6% of net
   Partnership      Housing                               Development   rental income
                    Development                           Management
                    Authority                             Company
                    $5,000,000
                    (3)

2. Columbia Woods   Bank of            8%       $24,000   Affordable    6% of net
   Partnership      America                               Housing       rental income
                    $3,905,000                            Partnership
                    (4)

3. Grottoes         Virginia           5%       $ 6,800   Mark-Dana     6% of net
   Partnership      Housing                               Corporation   rental income
                    Development
                    Authority
                    $977,000
                    (5)


-----------------
1  Exclusive of utilities, unless indicated otherwise.

2 Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes which have a term to maturity which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

3 The terms of the Baldwin Villas Partnership's anticipated permanent first mortgage loan in the amount of $5,000,000 are expected to include a term of 30 years, an interest rate of 6.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

4 The terms of the Columbia Woods Partnership's anticipated permanent first mortgage loan in the amount of $3,905,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

5 The terms of the Grottoes Partnership's anticipated permanent first mortgage loan in the amount of $977,000 are expected to include a term of 30 years, an interest rate of 5% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                              Basic       Government
   Partnership      Location       Number     Monthly     Assistance
   Name             of Property    of Units   Rents (1)   Anticipated
------------------ -------------- ---------- ----------- --------------------
4. Hillside        Bear Creek        88       $407 1BR    Rural Rental
   Partnership     Township,                  $485 2BR    Housing Section
                   Michigan                   $562 3BR    538 Loan
                                                          Guarantee
                                                          Program
                                                          (6)

5. Pyramid Place   Spring Hill,      49       $200 1BR    MultiFamily
   Partnership     Kansas                     $300 2BR    Loan Program
                                              $400 3BR    (7)

6. Striplin        Dandridge,        24       $365-       Rural Rental
   Partnership     Tennessee                  $456 3BR    Housing Section
                                                          538 Loan
                                                          Guarantee
                                                          Program
                                                          (8)


                   Permanent           Mortgage   Annual                 Annual
   Partnership     Mortgage            Interest   Reserve   Management   Management
   Name            Loan (2)            Rate       Amount    Agent        Fee
------------------ ------------------- ---------- --------- ------------ --------------
4. Hillside        Comerica Bank,       7.75%     $17,600   Smith &      6% of net
   Partnership     N.A.                                     Company      rental income
                   $3,500,000
                   (6)

5. Pyramid Place   Kansas                8.5%     $14,000   Phillips     6% of net
   Partnership     Department of                            Management   rental income
                   Housing and
                   Commerce
                   $1,406,000
                   (7)

6. Striplin        First Virginia          7%      $5,400   Nicholson    6% of net
   Partnership     Mortgage                                 Management   rental income
                   Company
                   $750,000
                   (8)


-----------------

6 The terms of the Hillside Partnership's anticipated permanent first mortgage loan in the amount of $3,500,000 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

7 The terms of the Pyramid Place Partnership's anticipated permanent first mortgage loan in the amount of $1,406,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

8 The terms of the Striplin Partnership's anticipated permanent first mortgage loan in the amount of $750,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                               Basic       Government
    Partnership     Location        Number     Monthly     Assistance
    Name            of Property     of Units   Rents (1)   Anticipated
------------------- --------------- ---------- ----------- ---------------------
7.  Summer Park       Jackson,        216      $445 1BR    Tax Exempt
    Partnership       Mississippi              $526 2BR    Multifamily Bond
                                               $598 3BR    Program
                                                           (9)

8.  Vickers Parke     Ruthdale,        40      $278 1BR    RHS Sec. 515
    Partnership       West Virginia            $329 2BR

9.  Washington        Chicago,         85      $425-       HOME Investment
    Heights           Illinois                 $475 0BR    Partnerships
    Partnership                                $470-       Program(b)
                                               $560 1BR    (10)

10. Wyndham Place     Shawnee,         48      $436-       Federal Housing
    Partnership       Kansas                   $532 1BR    Tax Credits
                                               $522-
                                               $750 2BR


                    Permanent          Mortgage       Annual                 Annual
    Partnership     Mortgage           Interest       Reserve   Management   Management
    Name            Loan (2)           Rate           Amount    Agent        Fee
------------------- ------------------ -------------- --------- ------------ ----------------
7.  Summer Park     Mississippi        7.5%           $32,400   Park         6% of net
    Partnership     Home                                        Management   rental income
                    Corporation
                    $9,800,000
                    (9)

8.  Vickers Parke   $1,449,000           1%(12)       $14,680   Harbinger    $26 per
    Partnership                                                 Management   occupied unit
                                                                             per month

9.  Washington      Avondale             8%           $14,285   Senior       6% of net
    Heights         Savings Bank         3%                     Lifestyles   rental income
    Partnership     $772,000(a)                                 Management
                    City of
                    Chicago
                    $3,172,000(b)
                    (10)

10. Wyndham Place   First              8.5%            $9,600   Farnam       6% of net
    Partnership     Cooperative                                 Management   rental income
                    Bank
                    $1,700,000
                    (11)


-----------------

9 The terms of the Summer Park Partnership's anticipated permanent first mortgage loan in the amount of $9,800,000 are expected to include a term of 30 years, an interest rate of 7.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

10 (a) The terms of the Washington Heights Partnership's anticipated permanent first mortgage loan in the amount of $772,000 are expected to include a term of 29 years, an interest rate of 8% and payments of principal and interest on the basis of a 29-year amortization schedule.

   (b) The terms of the Washington Heights Partnership's anticipated permanent second mortgage loan in the amount of $3,172,000 are expected to include a term of 30 years, an interest rate of 3% and payments of interest only provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

11 The terms of the Wyndham Place Partnership's anticipated permanent first mortgage loan in the amount of $1,700,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

12 Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                Ownership
                                Interest (%)
                                Profits,
                                Losses,       Operating
                 BCTC IV        Credit/Net    General        Operating
    Partnership  Capital        Cash Flow/    Partner        Deficit
    Name         Contribution   Backend       Contribution   Guarantee
---------------- -------------- ------------- -------------- ----------------------
 1. Baldwin      $1,991,919     100/10/10     $100           Unlimited in
    Villas                                                   duration and
    Partnership                                              amount

 2. Columbia     $3,156,524     68/10/24      $100           Unlimited in
    Woods                                                    amount for
    Partnership                                              3 years

 3. Grottoes     $1,166,880     100/20/20     $100           $50,000 in the
    Partnership                                              aggregate for
                                                             3 years

 4. Hillside     $2,646,149     99/10/10      $100           Unlimited in
    Partnership                                              amount for
                                                             3 years

 5. Pyramid      $1,985,455     100/20/20     $12,120        Unlimited in
    Place                                                    amount for
    Partnership                                              5 years

 6. Striplin     $1,053,587     100/30/30     $100           Unlimited in
    Partnership                                              duration and
                                                             amount

 7. Summer       $2,346,926     68/7/14       $100           In the amount
    Park                                                     of 1 year operating
    Partnership                                              expenses and
                                                             reserves in the
                                                             aggregate for
                                                             3 years

 8. Vickers      $519,194       100/25/30     $24,780        Unlimited in
    Parke                                                    duration and
    Partnership                                              amount

 9. Washington   $2,213,182     50/8/8        $100           Unlimited in
    Heights                                                  duration for
    Partnership                                              $1,600,000 in
                                                             the aggregate

10. Wyndham      $2,071,920     100/15/50     $100           Unlimited in
    Place                                                    amount for
    Partnership                                              3 years


                                 Fund's                             Annual
                                 Approximate      Development       Partnership    Asset
                 Operating       Average Annual   Fee/Other         Management     Management
  Partnership    Partnership's   Anticipated      Distributions     Fee to         Fee to Boston
Name             Credit Base     Federal Credit   to Operating GP   Operating GP   Capital
---------------- --------------- ---------------- ----------------- -------------- --------------
 1. Baldwin      $7,081,000      $255,374         $1,000,000        $3,500         $3,500
    Villas
    Partnership

 2. Columbia     $7,829,000      $426,557         $1,090,000        $12,000        $12,000
    Woods
    Partnership

 3. Grottoes     $1,846,000      $149,600         $249,800          $10,000        $5,000
    Partnership

 4. Hillside     $4,051,000      $348,177         $325,000          $5,000         $5,000
    Partnership

 5. Pyramid      $3,261,000      $264,727         $259,000          $5,000         $2,000
    Place
    Partnership

 6. Striplin     $1,689,000      $142,377         $67,700           $1,800         $1,800
    Partnership

 7. Summer       $12,471,000     $317,152         $1,195,000        $35,000        $7,500
    Park
    Partnership

 8. Vickers      $1,974,000      $70,161          $171,862          $750           $750
    Parke
    Partnership

 9. Washington   $7,607,000      $299,079         $622,000          $5,000         $5,000
    Heights
    Partnership

10. Wyndham      $3,309,000      $274,427         $438,000          $5,000         $5,000
    Place
    Partnership

THE BALDWIN VILLAS PARTNERSHIP
(Baldwin Villas Apartments)


Baldwin Villas Apartments is a 65-single family home development for families which is to be constructed on Warwick Drive between Stanley and Hollywood Avenues in Pontiac, Michigan. Baldwin Villas Apartments will consist of 33 three-bedroom homes and 32 four-bedroom homes.


Individual homes will contain a refrigerator, range, dishwasher, disposal and air conditioning.


Construction of Baldwin Villas Apartments is anticipated to begin in March, 2000. The operating general partners anticipate that construction completion and occupancy will occur as follows:


 Number of Units    Completion      Number of Units    Rent-Up
----------------    ----------      ---------------    -------
        21          May, 2001             16           June, 2001
        22          June, 2001            16           July, 2001
        22          July, 2001            16           August, 2001
                                          17           September, 2001

THE COLUMBIA WOODS PARTNERSHIP
(Columbia Woods Townhomes)


Columbia Woods Townhomes is a 120-unit apartment complex for families which is being constructed on Greison Trail in Newnan, Georgia. Columbia Woods Townhomes will consist of 18 one-bedroom units, 71 two-bedroom units and 31 three-bedroom units contained in 29 buildings. The complex will offer a pool, playground and central laundry facilities.


Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.


Construction of Columbia Woods Townhomes began in May, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:


 Number of Units    Completion        Number of Units    Rent-Up
 ---------------    ----------        ---------------    -------
        20          March, 2000             12           April, 2000
        20          April, 2000             12           May, 2000
        20          May, 2000               12           June, 2000
        20          June, 2000              12           July, 2000
        20          July, 2000              12           August, 2000
        20          August, 2000            12           September, 2000
                                            12           October, 2000
                                            12           November, 2000
                                            12           December, 2000
                                            12           January, 2001

THE GROTTOES PARTNERSHIP
(Grottoes Apartments)


Grottoes Apartments is a 32-unit apartment complex for families which is to be constructed on Augusta Avenue in Grottoes, Virginia. Grottoes Apartments will consist of 2 one-bedroom units and 30 two-bedroom units contained in 4 buildings. The complex will offer a function room, fitness center and central laundry facilities.


Individual units will contain a refrigerator, range, dishwasher, air conditioning and a patio or porch.


Construction of Grottoes Apartments is anticipated to begin in October, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:


 Number of Units    Completion           Number of Units    Rent-Up
 ---------------    ----------           ---------------    -------
       16           August, 2000               8            September, 2000
       16           September, 2000            8            October, 2000
                                               8            November, 2000
                                               8            December, 2000

THE HILLSIDE PARTNERSHIP
(Hillside Club Apartments)


Hillside Club Apartments is an 88-unit apartment complex for families which is to be constructed on Mitchell Road in Bear Creek Township, Michigan. Hillside Club Apartments will consist of 28 one-bedroom units, 32 two-bedroom units and 28 three-bedroom units contained in 4 buildings. The complex will offer a community room, pool, recreation room, individual storage units, playground and central laundry facilities.


Individual units will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning and a patio or porch.


Construction of Hillside Club Apartments is anticipated to begin in October, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:


 Number of Units    Completion           Number of Units    Rent-Up
 ---------------    ----------           ---------------    -------
       22           September, 2000            12           October, 2000
       22           October, 2000              12           November, 2000
       22           November, 2000             12           December, 2000
       22           December, 2000             13           January, 2001
                                               13           February, 2001
                                               13           March, 2001
                                               13           April, 2001

THE PYRAMID PLACE PARTNERSHIP
(Pyramid Place Apartments)


Pyramid Place Apartments is a 49-unit apartment complex for families which is being constructed in Spring Hill, Kansas. Pyramid Place Apartments will consist of 14 one-bedroom units, 23 two-bedroom units and 12 three-bedroom units contained in 8 buildings. The complex will offer a meeting room and central laundry facilities.


Individual units will contain a refrigerator, range and a patio or porch.


Construction of Pyramid Place Apartments began in January, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:


 Number of Units    Completion           Number of Units    Rent-Up
 ---------------    ----------           ---------------    -------
       49           September, 1999            7            October, 1999
                                               7            November, 1999
                                               7            December, 1999
                                               7            January, 2000
                                               7            February, 2000
                                               7            March, 2000
                                               7            April, 2000

THE STRIPLIN PARTNERSHIP
(Striplin Place Apartments)


Striplin Place Apartments is a 24-single family home development for families which is to be constructed on East Dumplin Valley Road in Dandridge, Tennessee. Striplin Place Apartments will consist of 24 three-bedroom homes. The complex will offer central laundry facilities.


Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.


Construction of Striplin Place Apartments is anticipated to begin in February, 2000. The operating general partners anticipate that construction completion and occupancy will occur as follows:


 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
       12           October, 2000             6            November, 2000
       12           November, 2000            6            December, 2000
                                              6            January, 2001
                                              5            February, 2001

THE SUMMER PARK PARTNERSHIP
(Summer Park Apartments)


Summer Park Apartments is a 216-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Summer Park Apartments will consist of 32 one-bedroom units, 112 two-bedroom units and 72 three-bedroom units contained in 27 buildings. The complex will offer a function room, pool and central laundry facilities.


Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.


Construction of Summer Park Apartments is anticipated to begin in November, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:


 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        54          October, 2000               8          November, 2000
        54          November, 2000             16          December, 2000
        54          December, 2000             16          January, 2001
        54          January, 2001              16          February, 2001
                                               16          March, 2001
                                               16          April, 2001
                                               16          May, 2001
                                               16          June, 2001
                                               16          July, 2001
                                               16          August, 2001
                                               16          September, 2001
                                               16          October, 2001
                                               16          November, 2001
                                               16          December, 2001

THE VICKERS PARKE PARTNERSHIP
(Vickers Parke Apartments)


Vickers Parke Apartments is an existing 40-unit apartment complex for families which is to be rehabilitated in Ruthdale, West Virginia. Vickers Parke Apartments will consist of 9 one-bedroom units and 31 two-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.


Individual units will contain a refrigerator, range and air conditioning.

Rehabilitation of Vickers Parke Apartments is anticipated to begin in March, 2000. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:


 Number of Units    Completion      Number of Units    Rent-Up
 ---------------    ----------      ---------------    -------
       20           June, 2000            10           July, 2000
       20           July, 2000            10           August, 2000
                                          10           September, 2000
                                          10           October, 2000

THE WASHINGTON HEIGHTS PARTNERSHIP
(Washington Heights Apartments)


Washington Heights Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on South Peoria at West 103 Street in Chicago, Illinois. Washington Heights Apartments will consist of 53 efficiency units and 32 one-bedroom units contained in 1 building. The complex will offer a function room, library and central laundry facilities.


Individual units will contain a refrigerator, range, air conditioning and cable television hook-up.


Construction of Washington Heights Apartments is anticipated to begin in October, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:


 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        85          November, 2000            19           January, 2001
                                              11           February, 2001
                                              11           March, 2001
                                              11           April, 2001
                                              11           May, 2001
                                              11           June, 2001
                                              11           July, 2001

THE WYNDHAM PLACE PARTNERSHIP
(Wyndham Place Apartments)


Wyndham Place Apartments is a 48-unit apartment complex for families which is to be constructed in Shawnee, Kansas. Wyndham Place Apartments will consist of 26 one-bedroom units and 22 two-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.


Individual units will contain a refrigerator, range, disposal and air conditioning.

Construction of Wyndham Place Apartments is anticipated to begin in November, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:


 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
       48           November, 2000             8           January, 2001
                                               8           February, 2001
                                               8           March, 2001
                                               8           April, 2001
                                               8           May, 2001
                                               8           June, 2001

                                * * * * * * * *



                                   YEAR 2000


Boston Associates and its management have reviewed the potential computer problems that may arise from the century date change known as the "Year 2000" or "Y2K" problem. Boston Associates is currently taking the necessary precautions to minimize any disruptions in normal operations that may cause a materially adverse impact on Series 37's liquidity and financial condition. The majority of Boston Associates's systems are "Y2K" compliant, including its Accounting/Financial systems and database systems. For all remaining systems, Boston Associates has contacted the vendors to provide the necessary upgrades, replacements, and testing no later than year-end 1999. Boston Associates is committed to ensuring that the "Y2K" issue will have no impact on our investors. None of the costs incurred creating "Y2K" compliant systems will be paid by Series 37 but rather by affiliates of Boston Associates.